UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2026

PULTEGROUP, INC.

(Exact name of registrant as specified in its charter)

Michigan	1-09804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 1500, Atlanta, Georgia 30326

(Address of principal executive offices)

(404) 978-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01	PHM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 10, 2026, PulteGroup, Inc. (the “Company”) and each of its direct and indirect wholly-owned U.S. subsidiaries that guarantees the Company’s existing senior unsecured revolving credit facility (collectively, the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc., Truist Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein, with respect to the Company’s issuance and sale of a total of $800.0 million aggregate principal amount of its senior unsecured notes, consisting of $400.0 million aggregate principal amount of its 4.250% Senior Notes due 2031 (the “2031 Notes”) and $400.0 million aggregate principal amount of its 4.900% Senior Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Notes”) pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-293234), the prospectus, dated February 5, 2026, contained therein, and the related prospectus supplement, dated February 10, 2026. The Notes offering is expected to close on February 20, 2026, subject to the satisfaction of customary closing conditions.

On February 11, 2026, the Company delivered a notice of its election to redeem (the “Redemption Notice”) all $337.3 million aggregate principal amount outstanding of its 5.000% Senior Notes due 2027 (CUSIP No. 745867AX9) (the “2027 Notes”) on March 13, 2026 (the “Redemption Date”). Pursuant to the Redemption Notice, all of the outstanding 2027 Notes will be redeemed at a redemption price equal to 100% of the principal amount of the 2027 Notes to be redeemed, plus the applicable “make-whole” premium (as specified in the indenture governing the 2027 Notes), together with accrued and unpaid interest thereon to, but excluding, the Redemption Date. The Company intends to use a portion of the net proceeds from the Notes offering to finance the redemption of the 2027 Notes.

This Current Report on Form 8-K does not constitute a notice of redemption of the 2027 Notes. The CUSIP number set forth above is included solely for informational purposes. The Company is not responsible for the use or selection of the CUSIP number and no representation is made as to the correctness or accuracy of the CUSIP number set forth above.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete terms and conditions of the Underwriting Agreement, which is filed herewith as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 10, 2026, by and among the Company, the Guarantors and J.P. Morgan Securities LLC, BofA Securities, Inc., Truist Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PulteGroup, Inc.

Date:	February 11, 2026	By:	/s/ Todd N. Sheldon
			Name:	Todd N. Sheldon
			Title:	Executive Vice President, General Counsel and Corporate Secretary

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